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                                                                      EXHIBIT 23

                          INDEPENDENT AUDITORS' CONSENT

We consent to the incorporation by reference in (i) Post-Effective Amendment No.1 to Registration Statement No. 33-42502 on Form S-8 pertaining to Big Lots, Inc. Director Stock Option Plan (ii) Post-Effective Amendment No.1 to Registration Statement No. 33-42692 on Form S-8 pertaining to Big Lots, Inc. Supplemental Savings Plan (iii) Post-Effective Amendment No. 3 to Registration Statement No. 33-6086 on Form S-8 pertaining to Big Lots, Inc. Executive Stock Option and Stock Appreciation Rights Plan (iv) Post-Effective Amendment No. 2 to Registration Statement No. 33-19309 on Form S-8 pertaining to Big Lots, Inc. Savings Plan (v) Post-Effective Amendment No.1 to Registration Statement No. 333-32063 on Form S-8 pertaining to Big Lots, Inc. 1996 Performance Incentive Plan and (vi) Registration Statement No. 333-41143 on Form S-4 pertaining to the issuance of Big Lots, Inc. Common Shares; of our report dated March 19, 2004, appearing in this Annual Report on Form 10-K of Big Lots, Inc. for the year ended January 31, 2004.

Deloitte & Touche LLP
Dayton, Ohio
March 26, 2004